Exhibit 10.34

Amgen Proprietary - Confidential

CERTAIN IDENTIFIED INFORMATION, MARKED WITH “[****]”, HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDED AND RESTATED MASTER SOMASCAN® DISCOVERY SERVICES AGREEMENT

TERMS AND CONDITIONS

The following terms and conditions of this Amended and Restated Master SomaScan Discovery Services Agreement (“Agreement”), effective as of October 13, 2020 (the “Amendment Effective Date”), govern the services to be performed for AMGEN INC., a Delaware corporation with a business address at One Amgen Center Drive, Thousand Oaks, California 91320 (“Client” or “Amgen”), by SomaLogic, Inc., a Delaware corporation having its principal office at 2945 Wilderness Place, Boulder, CO 80301 (“SomaLogic”). SomaLogic and Client may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Client and SomaLogic entered into that certain SomaScan® Master Discovery Services Agreement, effective July 23, 2020 (such date, the “Effective Date,” and such agreement, the “Original Agreement”); and

WHEREAS, the Parties now wish to amend and restate the terms of the Original Agreement to undertake such activities in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, conditions and undertakings hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, SomaLogic and Client agree as follows:

1. Performance of Research Services. SomaLogic shall use its proprietary SomaScan® Assay and proprietary SOMAmer® reagents and bioinformatic tools and methodologies (“SomaScan Technology”) to detect and measure the presence, absence, or relative abundance of a corresponding number of protein analytes in a number of biological samples (“Services”) for Client during the Term (defined in Section 6). The Services and certain terms pertaining to the Services will be described in one or more statements of work (“SOW”), in a form substantially similar to the form attached hereto as Exhibit A, each of which, upon execution by an authorized representative of each Party, will be incorporated herein by reference. Upon completion of the Services and payment of Fees as set forth in Section 3, SomaLogic shall deliver both raw and normalized assay data generated under each SOW (“Assay Data”), as described in that SOW. Client shall provide the Samples and other information required for SomaLogic to provide the Services, as described in each SOW, in a timely manner.

2. Provision and Use of Samples. Client or its designee shall provide SomaLogic with biological samples (“Samples”) that are to be used in the performance of the Services, as described in each SOW. As between the parties, Client holds all right, title and interest to the Samples. SomaLogic shall use the Samples solely to perform the Services and shall not provide Samples or Assay Data, or any subset thereof, to any third party, or make any other use of Samples or Assay Data or subset thereof not expressly provided for in this Agreement, without Client’s prior written approval. Upon completion of the Services, or any earlier termination or expiration of this Agreement under Section 6, SomaLogic shall, at Client’s election to either return any remaining quantities of the Samples at Client’s sole expense or destroy them in accordance with Applicable Law, as set forth in each SOW. As used in this Agreement, “Applicable Law” means all statutes, laws, governmental orders, common laws, rules and regulations, including Data Protection Laws (defined in Appendix 2), of any governmental authority applicable to the performance of a Party’s obligations under this Agreement, including the Services as describe in each SOW. Client shall ensure that all Samples and any other information associated with the Samples provided to SomaLogic hereunder are appropriately de-identified or pseudonymized, as the case may be, in accordance with Data Protection Laws. Appendix 2 (Data Protection) attached hereto shall apply to the processing of any Personal Data provided in connection with SomaLogic’s performance of Services hereunder. Client represents and covenants that Client has complied with Applicable Law relating to the protection of human subjects and the collection, handling, packaging, shipment and use for the purposes of this Agreement of all Samples. Client shall provide SomaLogic with all information (including, if applicable, material safety data sheets) concerning the potentially hazardous or infectious properties of the Samples as well as any applicable safe handling instructions. SomaLogic acknowledges that the Samples are provided on an “as is” basis and may contain viruses, latent viral genomes or other infectious agents. Notwithstanding the preceding sentence, Amgen shall inform SomaLogic of any known or suspected viruses, latent viral genomes or other infectious agents in the Samples no later than the time of delivery of the Samples to SomaLogic. SomaLogic acknowledges and agrees that from the time of receipt of the Samples until such Samples are returned or destroyed, SomaLogic is responsible for the safe and appropriate handling of the Samples. SomaLogic shall ensure the Services are undertaken in accordance with appropriate health and safety policies and good health and safety at work practices, in each case, in accordance with Applicable Law and relevant codes of practice consistent with generally accepted industry standards, and shall notify Client promptly, and in writing as soon as practicable, of any health and safety incident arising out of the Services.

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Amgen Proprietary - Confidential

3. Fees; Payment; Taxes. Client shall pay SomaLogic the fees set forth in each SOW (the “Fees”) for the Services and the Deliverables (as defined in the applicable SOW). SomaLogic shall invoice Client as provided in the applicable SOW and Client shall pay the invoiced Fees within [****] days after receipt of the invoice. SomaLogic has a right to charge interest for all past-due Fees at a rate that is [****] from the due date until paid. Any interest charges due are payable upon demand by SomaLogic. All amounts due will be paid in United States Dollars. The Fees are exclusive of, and Client is responsible for, any taxes (other than taxes based solely on SomaLogic’s income) imposed by any governmental authority in connection with this Agreement or its performance, including but not limited to VAT, sales or use taxes. In the event that any Applicable Law requires Client to withhold taxes with respect to any payment to be made by Client pursuant to this Agreement, Client will notify SomaLogic of such withholding requirement prior to making the payment to SomaLogic and provide such assistance to SomaLogic, including the provision of such documentation as may be required by a tax authority, as may be reasonably necessary in SomaLogic’s efforts to claim an exemption from or reduction of such taxes. Client will, in accordance with such Applicable Law, withhold taxes from the amount due, remit such taxes to the appropriate tax authority, and furnish SomaLogic with proof of payment of such taxes within [****] days following the payment. If taxes are paid to a tax authority, Client shall provide reasonable assistance to SomaLogic to obtain a refund of taxes withheld, or obtain a credit with respect to taxes paid.

4. Intellectual Property and Confidential Information.

4.1 Ownership of Deliverables; Use of Assay Data. As between the Parties, Client shall and hereby does solely own all right, title, and interest in and to (1) the Assay Data and Deliverables and (2), except as contemplated below with respect to SomaScan Technology Improvements, all results or other information or intellectual property created or generated using the Assay Data, whether or not it is patentable or subject to other forms of intellectual property protection (collectively (1) and (2), the “Assay Data IP”). SomaLogic shall, and hereby does, assign, transfer and convey (and shall cause to be assigned, transferred and conveyed) to Client SomaLogic’s right, title, and interest in and to all such Assay Data IP. SomaLogic shall provide, at Client’s expense, all assistance reasonably required by Client to consummate, record, and perfect the foregoing assignment, including without limitation signing all papers and documents necessary to register and/or record such assignment with the United States Patent & Trademark Office, other state and federal agencies, and all corresponding government agencies and departments in all other countries. SomaLogic shall also provide, at Client’s expense, all assistance reasonably required by Client to defend, assert or otherwise enforce any patent rights claiming or disclosing Assay Data IP, including without limitation by executing documents, providing documents, affidavits or witness testimony. Client will have the sole right to prepare, file, defend and enforce patent rights claiming or otherwise disclosing any Assay Data IP.

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4.2 Confidential Information. SomaLogic shall hold in confidence, and use only for the performance of the Services, the Assay Data and any non-public information provided by Client in connection with the Services (“Confidential Information”). The terms and conditions of this Agreement shall be Confidential Information. Notwithstanding the foregoing sentence, Confidential Information does not include information that: (a) is disclosed to SomaLogic by a third party who had a bona fide right to make such disclosure without breaching any confidentiality obligations , as evidenced by its written records kept in the ordinary course of business; (b) is or becomes publicly available other than through SomaLogic’s breach of this Agreement; or (c) is already known to SomaLogic at the time of disclosure by Client, as evidenced by written records kept in the ordinary course of business or by proof of actual use thereof; or (d) is subsequently independently developed by SomaLogic without use of or reference to Confidential Information, as evidenced by written records kept in the ordinary course of business. SomaLogic has a right to disclose Confidential Information solely to the extent necessary to enforce its rights under this Agreement or to the extent required by Applicable Law or a judicial order, if and to the extent permitted by Applicable Law, SomaLogic first promptly notifies Client of the required disclosure in writing and reasonably cooperates with Client, at Client’s written request and expense, to avoid or limit the disclosure, including by seeking a protective order. Upon Client’s written request, SomaLogic will return or destroy or render otherwise unrecoverable Confidential Information and, in the case of destruction or rendering unrecoverable, will certify that it has destroyed or rendered unrecoverable the same. Notwithstanding the foregoing sentence, the obligation to return or destroy or render unrecoverable Confidential Information does not include Confidential Information that is maintained on routine computer system backup tapes, disks, or other backup storage devices so long as the backup Confidential Information is not accessed, used, disclosed, copied, or recovered from the backup devices without the written consent of Client. The maintenance of Confidential Information on computer systems, servers, backup tapes, disks, or other storage devices will not otherwise alter or affect the confidential nature of the Confidential Information. SomaLogic may disclose Confidential Information only to its personnel, Affiliates and service providers who have a need to know such Confidential Information for the purposes of this Agreement and who are under a duty of confidentiality to SomaLogic that is not less restrictive than its duty of confidentiality under this Section 4.2. SomaLogic shall enlist or use the services only of personnel who have affirmative, present, and continuing obligations, consistent with SomaLogic’s obligations under this Agreement, to maintain the confidentiality of Confidential Information made available to such personnel. SomaLogic shall protect Confidential Information from unauthorized use, access, or disclosure in the same manner that it protects its own confidential and proprietary information of a similar nature or importance but in no event with less than reasonable care. SomaLogic shall be responsible for any breach of the terms or conditions of this Section 4.2 by any of its personnel, Affiliates and service Providers.

4.3 SomaLogic Limited Rights. Notwithstanding the preceding provisions of this Section 4 to the contrary, but subject to any express limitations on SomaLogic’s use of Assay Data in an applicable Statement of Work, SomaLogic has a right to store, retain, maintain, access and use Assay Data during the Term solely for SomaLogic’s internal calibration and other quality control purposes and for the development of improvements to its SomaScan Technology (“SomaScan Technology Improvements”), but only if these uses do not [****]. SomaLogic expressly agrees not to analyze the Assay Data: (i) [****], (ii) [****], (iii) [****], or (iv) [****] (collectively, (i) to (iv) are referred to herein as “Excluded Activities”). SomaLogic will solely own all SomaScan Technology Improvements.

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Amgen Proprietary - Confidential

4.4 Ownership of SomaLogic Technology. Client acknowledges and agrees that (a) SomaLogic possesses, and in the course of providing Services might discover, improve, make, or develop, and acquire rights in, inventions, trade secrets, know-how, copyrights, trademarks or other intellectual property related to its SomaScan Technology or its independent research and development activities; and (b) SomaLogic engages in biomarker discovery in the ordinary course of its diagnostics business and maintains active and ongoing programs in various areas, [****], and, therefore, owns or controls as of the Effective Date (as defined in Section 6), or might come to own or control independent of the this Agreement, biomarkers, biomarker signatures, algorithms, methods, and processes; which, other than the SomaScan Technology Improvements, do not rely on, use, or incorporate any Confidential Information or the Assay Data (collectively, “SomaLogic Background Technology”). SomaLogic retains sole ownership of all SomaLogic Background Technology. Client shall not intentionally use any Assay Data to reverse engineer, or attempt to reverse engineer, any SomaScan Technology or algorithm used by SomaLogic to deliver algorithm-based proteomic test results to Client at any time during or after the Term in connection with Samples used to generate that Assay Data.

4.5 [****].

4.6 [****].

5. Representations; Disclaimer.

5.1 SomaLogic represents and covenants to Client that the Services will be performed in accordance with: (a) the applicable SOW in all material respects; (b) all applicable requirements of any governmental authority having jurisdiction over SomaLogic, its facility or its storage or handling of Samples in connection with the Services; and (c) established occupational health and safety practices and procedures set forth in applicable material safety data sheets available to SomaLogic. SomaLogic warrants that it has not and shall not employ, contract with, or retain any person, directly or indirectly, to perform the Services if such a person is debarred by the FDA under 21 U.S.C. § 335(a) or disqualified as described in 21 C.F.R. §812.119. If SomaLogic becomes aware of, or receives notice of, the debarment or disqualification of any person providing the Services, then SomaLogic will promptly notify Client and address the issue as mutually agreed by the Parties. Except as expressly provided in this Section 5, the Services, Assay Data, and Deliverables are provided “as is,” and SomaLogic expressly disclaims all warranties, express or implied, including but not limited to warranties of merchantability, fitness for a particular purpose, title, non-infringement, or warranties arising from a course of performance, dealing or usage of trade. Delivery dates specified in any SOW are estimates only and SomaLogic will not be liable (in contract, tort, or otherwise) for any losses, expenses, claims, or damages caused by a late delivery. Client acknowledges that the Services provided under this Agreement are experimental in nature, not all sample matrices have been tested or fully characterized by SomaLogic, and, therefore, SomaLogic does not guarantee the Services will produce any particular outcome or result.

5.2 Each Party represents and certifies that: (a) it is an entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation; (b) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite action; (c) this Agreement is a legal and valid obligation binding upon it and enforceable according to its terms; and (d) the terms and conditions of this Agreement do not conflict with other contractual obligations (express or implied) that it has or may have.

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6. Term; Termination. The term of this Agreement will commence on the date of the last signature below (“Effective Date”) and will continue for [****] thereafter if no SOW is then in effect unless earlier terminated as set forth herein (“Term”), except that if any Services are in progress upon the expiration of this Agreement, the terms and conditions of this Agreement will continue to apply until all such Services have been completed under the Agreement. Either Party has a right to terminate (a) this Agreement and all then outstanding SOWs for a material breach by the other Party of this Agreement or (b) any SOW for a material breach of that SOW; in either (a) or (b), if the material breach is curable and remains uncured for [****] after receipt of written notice of the alleged breach. On or before the effective date of termination, SomaLogic will cease all work not required for the orderly wind-down of the applicable Services. Upon the expiration of this Agreement or the early termination of this Agreement or any SOW, Client will pay SomaLogic any unpaid Fees and interest charges due under this Agreement or the applicable SOW(s), and, if Client terminates this Agreement or any SOW, any reasonable, non-cancelable expenses incurred by SomaLogic before receipt of the notice of termination. The Parties’ obligations under Sections 3, 4, 6, 7, 8, 9, 10, 11 and 12 and Appendices 2 and 3 will survive the expiration or early termination of this Agreement.

7. Limitation of Liability. Except for a Party’s liability for breach of its confidentiality obligations under this Agreement, infringement or misappropriation of the other Party’s intellectual property rights or trade secrets, gross negligence, intentional misconduct, fraud, or willful and knowing breach, (a) Neither Party will be liable to the other Party for any loss of use, interruption of business, cost of procurement of substitute technology or services, or any consequential, incidental, special, indirect or exemplary damages of any kind (including lost profits) arising out of or related to this Agreement, regardless of the form of action, whether in contract, tort, strict liability or any other legal or equitable theory, even if that Party has been advised of the possibility of the damages, and (b) Each Party’s total aggregate liability to the other Party for any claim or cause of action relating to this Agreement or the Services will not exceed [****]under this Agreement.

8. Use of Name; Trademarks. Except as may be required by law, neither Party shall use the name, trademarks, or logo of the other Party, or any Affiliate of the other Party, in any promotion, publication or advertisement without the prior written consent of the other Party, except that SomaLogic may identify Client solely by name (as set forth above) as a customer on SomaLogic’s website or any collateral materials used to promote SomaLogic’s SomaScan discovery services. Any SomaLogic use of a Client quote or other statement regarding SomaLogic Services or SomaScan Technology in any press release, materials or website requires approval and written consent from Client, except that SomaLogic has a right to use and republish in whole or without modification, without the need for further approval or written consent by Client, any such Client quote or other statement. Amgen may use the SOMAmer®, SOMAscan®, and SomaLogic® trademarks only to describe the origin of the Assay Data provided by SomaLogic under this Agreement and, where possible, must include attribution of the trademarks as those of SomaLogic.

9. Interpretation. Except where the context expressly requires otherwise, (a) the use of the singular includes the plural (and vice versa); (b) the words “hereof,” “herein,” “hereby,” “hereunder” and derivative or similar terms refer to this Agreement in its entirety and not to any particular provision of this Agreement; (c) the term “or” will be interpreted in the inclusive sense to mean that any one or more items in a list connected by the term may occur and is not intended to mean that any items in the list are mutually exclusive; and (d) the terms “include,” “includes” and “including” means “including, without limitation” or “includes, without limitation,” respectively.

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Amgen Proprietary - Confidential

10. Force Majeure. Neither Party shall be responsible for any default under this Agreement, except for any default relating solely to the payment of Fees and confidentiality obligations, due to any strikes, riots, wars, acts of terrorism, pandemic, fire, acts of God, acts in compliance with any Applicable Law or governmental order or other action if the affected Party promptly gives notice thereof to the other Party and takes commercially reasonable steps to overcome the effects of the event.

11. Notice. All notices, consents, and approvals under this Agreement must be delivered to the other Party in writing by an internationally recognized overnight courier service or by certified or registered mail (postage prepaid and return receipt requested), if delivered to the applicable address below, and will be effective upon receipt or when delivery is refused. Either Party is entitled to change the address provided by giving written notice to the other Party.

If to Client: Amgen Inc. One Amgen Center Drive Thousand Oaks, CA 91320 Attn: Corporate Secretary Facsimile No.: (805) 499-4531	If to SomaLogic: SomaLogic, Inc. Attn: Legal Department 2945 Wilderness Place Boulder, CO 80301 LegalDept@somalogic.com

12. Miscellaneous Provisions.

12.1 General. This Agreement is governed by and will be interpreted and construed in accordance with United States federal law and the laws of the State of New York without reference to its conflicts or choice of laws rules. This original English version of this Agreement is controlling in all respects. All waivers must be in writing and any waiver or failure to enforce any provision of this Agreement will not be deemed a waiver of any other provision. If any provision of this Agreement is held to be unenforceable, the provision will be severed, changed, or interpreted to accomplish the objectives of the provision to the greatest extent possible under Applicable Law, and the remaining provisions will continue in full force and effect. No person or entity other than Client or SomaLogic will have any rights under this Agreement. This Agreement (including Exhibit A, all SOWs executed by an authorized representative of each Party, and all appendices) constitutes the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral, including the Original Agreement. This Agreement may be amended only by a written document signed by an authorized representative of each Party. Any terms and conditions included in a purchase order or similar document submitted by Client in connection with this Agreement or any SOW are not accepted by SomaLogic and will be null and void. In the event of a conflict or any inconsistency between the terms and conditions provided in this Agreement and the Services described in any SOW, the terms and conditions of this Agreement will govern and control. Headers are for convenience only and will not guide the interpretation of this Agreement. This Agreement may be executed in multiple counterparts, each of which is deemed an original and all of which together constitutes one instrument.

12.2 Press Release. The Parties will cooperate to produce a SomaLogic press release to announce the execution of this Agreement in a form and with content mutually agreed to by the Parties.

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Amgen Proprietary - Confidential

12.3  Appendices. [****].

12.4 Assignment. A Party may not assign or transfer this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld; except that no such consent will be required to assign this Agreement to an Affiliate or a successor in connection with a merger, acquisition or sale of all or substantially all of the capital stock of a Party, or all or substantially all of the assets of the business to which this Agreement. Subject to the foregoing, the provisions hereof will inure to the benefit of, and be binding upon, the successors and permitted assigns of each Party. Any purported assignment that does not comply with this Section 12.4 is void. Any permitted assignment will not relieve the assigning Party of any of its obligations that have accrued prior to the assignment.

12.5 Affiliates. Each Party has the right to exercise its rights and perform its obligations hereunder through its Affiliates (including by licensing rights hereunder where such rights are held in the name of any such Affiliate), [****]. Amgen may engage its Affiliates, including deCODE genetics ehf., to effect any SOW. However, SomaLogic shall not use any third-party subcontractor or contract service provider other than its contract employees to perform any portions of the Services hereunder. “Affiliate” means, in relation to a Party, any entity that directly or indirectly Controls, is Controlled by, or is under common Control with that Party, for so long as such Control exists. “Control” or “Controlled” means as to any company or other legal entity, the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such company or other legal entity, whether by the ownership of 50% or more (or if less than 50%, the maximum ownership interest permitted by Applicable Law) of the securities entitled to be voted generally or in the election of directors of such company or other legal entity, or by contract or otherwise.

\\

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Amgen Proprietary - Confidential

In Witness Whereof, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date of last signature below.

Amgen Inc.		SomaLogic, Inc.

Signature:		Signature:
Printed:	David M. Reese	Printed:	Amy Graves
Title:	EVP, Research & Development	Title:	Sr. Corporate Controller
Date:		Date:

Signature Page to AMENDED AND RESTATED

MASTER SOMASCAN® DISCOVERY SERVICES AGREEMENT

MSDS (Amgen ref. no. 2020075257-002)	CONFIDENTIAL

Amgen Proprietary - Confidential

Master SomaScan Discovery Services Agreement

Exhibit A

[****]

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Amgen Proprietary - Confidential

Master SomaScan Discovery Services Agreement

STATEMENT OF WORK NO. 1 FOR SOMASCAN DISCOVERY SERVICES

This Statement of Work (“SOW”) is incorporated into the Master SomaScan® Discovery Services Agreement dated July 23, 2020, amended and restated into the Amended and Restated Master SomaScan Discovery Services Agreement dated October 13, 2020, by and between Amgen Inc. and SomaLogic, Inc. (for the purposes of this SOW, the “MSDS”). All capitalized terms used and not expressly defined in this SOW will have the meanings given to them in the MSDS.

Please note: SomaLogic cannot accept Samples without the following:

●	Receipt by SomaLogic of a Purchase Order
●	Receipt by SomaLogic of a completed Sample Submission Form (to be provided by SomaLogic)

1. Study Information:

Study Identifier	[****]
Client Contact Name	[****]
Address	[****]
Phone	[****]
Email	[****]

2. Description of Services.

a. Purpose. Analysis of Client’s Samples using the SomaScan Technology, including SomaLogic’s proprietary SomaScan® Assay and reagents.

b. Samples. Client shall ship all Samples to SomaLogic at Client’s expense and arrangement in accordance with instructions provided by SomaLogic.

Number of Samples	[****]
Species	[****]
Sample Type (e.g., serum or EDTA plasma)	[****]
Sample matrix concentration (e.g., 100% serum or 200 µg/mL in PBS)	[****]
Sample Volume	[****]
Expected Sample Ship Date	[****]

SomaLogic only accepts, and Client shall send, Samples with a designation of Biosafety Level 1 (BSL- 1) or Biosafety Level 2 (BSL- 2), as defined by the U.S. Centers for Disease Control and Prevention.

c. Sample Submission. Client shall ship Samples to SomaLogic on dry ice after submitting a completed electronic Sample Submission Form.

d. Deliverables. SomaLogic shall deliver, on an ongoing basis for each batch, a report in an Excel-compatible file format that contains the Assay Data for all 5,000 protein analytes, measured in Relative Fluorescence Units (RFU) and organized on a per-Sample basis (the “Deliverables”).

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Master SomaScan Discovery Services Agreement

e. Protection of Assay Data. Assay Data stored and processed by SomaLogic at all times will be protected, as further described in Appendix 2 (Data Protection) and Appendix 3 (Information Security Requirements Schedule), by administrative and technical controls under SomaLogic’s NIST Cybersecurity Framework (CSF) compliance program. Collectively, these controls prevent unauthorized access to data and provide identification, detection, protection, and response mechanisms for data stored, processed, and transmitted within the SomaLogic environment. During the Term, while Assay Data is being processed or stored under the MSDS, SomaLogic will restrict access to the Assay Data only to those of its employees who have roles directly related to: (i) the performance of this SOW or the limited use rights in Section 4.3 of the MSDS; or (ii) the protection of data and, therefore, require access to the Assay Data to comply with this Section 2(e) and Appendices 2 and 3 to the MSDS (collectively “Protection of Data”). In the event of any data breach in which Assay Data becomes available to or has been provided to anyone other than those SomaLogic employees identified in Section 4.3 of the MSDS or this Section 2(e), SomaLogic will immediately notify Client in writing, as described in paragraph 4 of Appendix 3. After delivering the Assay Data to Amgen as described in Section 2(d) of this SOW and receipt of Amgen’s written verification that the Assay Data is complete, within [****] after receipt of a written request from Amgen to delete identified Assay Data, SomaLogic shall delete the identified Assay from its active data systems and remove any remaining access rights to the Assay Data. If SomaLogic recovers any Assay Data from its Storage Devices (as defined below in Section 2(f)) following the deletion of such Assay Data from its active data systems, then it shall immediately delete the recovered Assay Data.

f. Storage Devices; Use of Assay Data; Deletion. Notwithstanding the obligation to destroy Confidential Information at Client’s request as set forth in Section 4.2 of the MSDS, the obligation to return or destroy or render unrecoverable Assay Data does not include Assay Data that is maintained on routine computer system backup tapes, disks, or other backup storage devices so long as the backup Assay Data is not accessed, used, disclosed, or recovered from the backup devices without the written consent of Client. The maintenance of Assay Data on computer systems, servers, backup tapes, disks, or other storage devices (collectively, “Storage Devices”) will not otherwise alter or affect the confidential nature of the Assay Data. At all times while in possession of the Assay Data, SomaLogic shall take all reasonably necessary and appropriate actions to protect against any disclosure or unauthorized access to or use of the Assay Data and shall ensure (i) the Assay Data is incorporated only into databases necessary for SomaLogic to exercise its rights under Section 4.3 and will not be incorporated into any database that SomaLogic (1) utilizes to identify biomarkers or drug development targets or study biological pathways or human health, or (2) enables its other clients to access or use; and (ii) the Assay Data is not incorporated into any data sets SomaLogic utilizes for the activities identified in subpart (1) of this Section 2(f) or any other biological analysis or otherwise makes available to its other clients, including any data sets employed by SomaLogic for any of the Excluded Activities described in Section 4.3 of the MSDS; and (iii) the Assay Data will not be disclosed to any Affiliate of SomaLogic or any third party other than its personnel who have a need to access the Assay Data for the purposes of performing SomaLogic’s obligations under this SOW (including the Protection of Data) or exercising its rights under Section 4.3 of the MSDS. For clarity, SomaLogic will not authorize or permit extraction of the Assay Data from the permitted databases as set forth in Section 2(f)(i) into a [****] with respect to any of the foregoing. Notwithstanding that the Assay Data may be stored in the same database in which SomaLogic stores other assay data used to perform its SomaSignal® Tests, SomaLogic agrees not to use Assay Data, even Assay Data corresponding to a single Sample, for the development or conduct of any SomaSignal® Tests, including any successor or similar tests, or any analysis thereof.

g. Sample Disposition. Please indicate the appropriate disposition for the Samples upon completion of the Services.

[****]	Destroy
[****]	Return at Client’s expense (FOB shipping point and client to arrange for international shipments)

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Master SomaScan Discovery Services Agreement

If “Return” is selected, please provide the following information:

Shipper Vendor Name
Account #
Return Contact Name
Return Address
Return Phone Number
Return Contact Email

If Client does not reply within [****] days to a request from SomaLogic to coordinate the return of any remaining Samples, SomaLogic is entitled to destroy Samples in accordance with Applicable Law.

3. Fees and Payment Schedule.

a. Assay Services. In consideration for the Services, Client shall pay SomaLogic [****] (USD) per Sample for the Samples received, for a total amount equal to [****] for [****] and shall issue a purchase order for this amount within [****] days after mutual execution of this SOW. If Client delivers a different number of Samples, the total price will be adjusted to reflect a rate of [****] (USD) per Sample for the Samples assayed. Minimum amount due for assay Services performed under this SOW is [****] (USD) for [****] or fewer Samples.

b. Batches. Additional Samples may be added to this SOW in accordance with supplemental quotes provided by SomaLogic and corresponding purchase orders provided by Client. Payment in full is due and payable per batch upon Client’s receipt from SomaLogic of the deliverable described in Section 2 above and a corresponding invoice.

c. Payment. Payment is due and payable as follows: [****] of the total amount payable for assay Services will be processed upon mutual execution of this Agreement. For clarity, Amgen has been paying and will continue to pay pursuant to the terms of the Original Agreement, and the Amended and Restated Master SomaScan Discovery Services Agreement does not create any new obligations for payment. SomaLogic will invoice Amgen for the remaining balance on an ongoing, batch-by-batch basis, for assays performed on all Samples received after the first [****]. Amgen shall pay the amount due for each invoice within [****] after receipt of the invoice.

d.

Quantity	Item	Unit Price	Cost
[****]	Assay Services	[****]	[****]
Total			[****]
[****] upfront			[****]
Subtotal Due Upon Mutual Execution			[****]
Balance Due			[****]

MSDS (Amgen ref. no. 2020075257-002)	Page 12 of 16	CONFIDENTIAL

Amgen Proprietary - Confidential

Master SomaScan Discovery Services Agreement

The Parties have caused this Statement of Work No. 1 to be executed by their respective duly authorized representatives as of the date of last signature below.

Amgen Inc.		SomaLogic, Inc.

Signature:		Signature:
Printed:	David M. Reese	Printed:	Amy Graves
Title:	EVP, Research & Development	Title:	Sr. Corporate Controller
Date:		Date:

Signature Page to Statement of Work No. 1

to AMENDED AND RESTATED MASTER SOMASCAN® DISCOVERY SERVICES AGREEMENT

MSDS (Amgen ref. no. 2020075257-002)	CONFIDENTIAL

Amgen Proprietary - Confidential

Master SomaScan Discovery Services Agreement

APPENDIX 1

[****]

MSDS (Amgen ref. no. 2020075257-002)	Page 14 of 16	CONFIDENTIAL

Amgen Proprietary - Confidential

Master SomaScan Discovery Services Agreement

APPENDIX 2

[****]

MSDS (Amgen ref. no. 2020075257-002)	Page 15 of 16	CONFIDENTIAL

Amgen Proprietary - Confidential

Master SomaScan Discovery Services Agreement

APPENDIX 3

[****]

MSDS (Amgen ref. no. 2020075257-002)	Page 16 of 16	CONFIDENTIAL